Exhibit 23




               Consent of Independent Certified Public Accountants


     We have issued our reports dated September 26, 1997, accompanying the consolidated financial statements and schedule incorporated by reference or included in the Annual Report of Valley Resources, Inc. and subsidiaries on Form 10-K for the year ended August 31, 1997. We hereby consent to the inclusion and incorporation by reference of said reports in the Registration Statements of Valley Resources, Inc. and subsidiaries on Form S-3 (File No. 33-32827); Form S-8/S-3 (File No. 33-20770); Form S-8/S-3 (File No. 33-33574); Form S-8 (File
No. 33-33575) and Form S-2 (File No. 333-30113).


                                                           GRANT THORNTON LLP




Boston, Massachusetts
November 26, 1997